                                                               ALSTON&BIRD LLP

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New York, New York 10016

212-210-9400

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www.alston.com

Mark F. McElreath	Direct Dial: 212-210-9595	E-mail: mark.mcelreath@alston.com

May 18, 2009

Invesco Ltd.

1555 Peachtree Street NE

Atlanta, Georgia 30309

Re:	Invesco Ltd. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Invesco Ltd., a company organized under the laws of Bermuda, (the “Company”), and certain of its subsidiaries, including, Invesco Holding Company Limited, a company organized under the laws of England and Wales, IVZ, Inc. (“IVZ”), Invesco Aim Management Group, Inc., Invesco Aim Advisors, Inc., Invesco Institutional (N.A.), Inc., and Invesco North American Holdings, Inc., each a Delaware corporation (collectively, the “Subsidiaries”), in connection with the filing of the Registration Statement on Form S-3 on the date hereof (the “Registration Statement”) of the Company and the Subsidiaries (as co-registrants) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities: (i) common shares, par value $0.20 per share, of the Company; (ii) preference shares, par value $0.20 per share, of the Company, (iii) senior debt securities of IVZ (the “Senior Debt Securities”); (iv)  subordinated debt securities of IVZ (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase any of the securities described in clauses (i) through (iv) or any combination of such securities (collectively, the “Warrants”); (vi) subscription rights to purchase any of the securities described in clauses (i) through (iv) or any combination of such securities (collectively, the “Subscription Rights,” and together with the Warrants the “Other Securities”); and (vii) guarantees of the Debt Securities (the “Guarantees”) that may be executed and delivered for the benefit of the holders of Debt Securities by the Company and the Subsidiaries.

Each series of Senior Debt Securities will be issued pursuant to an indenture in the form of the senior indenture filed as an exhibit to the Registration Statement relating to Senior Debt Securities (the “Senior Indenture”) between the Company and the Subsidiaries and The Bank of New York Mellon Trust Company, N.A., as trustee

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

May 18, 2009

(together with any successor or substitute trustee, the “Trustee”). Each series of Subordinated Debt Securities will be issued pursuant to an indenture in the form of subordinated indenture filed as an exhibit to the Registration Statement relating to Subordinated Debt Securities between the Company and the Subsidiaries and the Trustee (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”).

We have examined the Indentures and the Registration Statement. As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Subsidiaries and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigation with regard to matters of fact, and accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In rendering our opinions set forth below, we have assumed, without any independent verification, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (v) the due authorization, execution and delivery of the Indentures and the guarantee set forth therein, by each of the parties thereto under the laws of their respective jurisdictions of incorporation or organization and that such Indentures and the related Guarantees constitute the valid and binding obligations of the other party or parties to such Indenture, enforceable against the other party in accordance with its terms, (vi) that all parties to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (vii) that the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Based on the foregoing, it is our opinion that:

(a)	With respect to any series of Debt Securities and any related Guarantee (the “Offered Debt Securities”), when

(i)

the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act;

(ii)

 an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

May 18, 2009

(iii)

 if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company or IVZ, as applicable, and the other parties thereto;

(iv)	an applicable Indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company or IVZ, as applicable, and the other parties thereto;
(v)

 the Board of Directors of the Company and the Subsidiaries, as applicable, including any appropriate committee appointed thereby, and appropriate officers of the Company and the Subsidiaries, as applicable, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters;

(vi)

 the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the organizational documents, or result in a default under or breach of any agreement or instrument binding upon the Company and the Subsidiaries, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Subsidiaries, as applicable; and

(vii)

 the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Warrants or Subscription Rights), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company and the Subsidiaries, as applicable, enforceable against the Company and the Subsidiaries, as applicable, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

May 18, 2009

(b)	With respect to any Other Securities (the “Offered Other Securities”), when

(viii)	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act;
(ix)

 an appropriate prospectus supplement or term sheet with respect to any Offered Other Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(x)

 if the Offered Other Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Other Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;

(xi)

 the Board of Directors of the Company and the Subsidiaries, as applicable, including any appropriate committee appointed thereby, and appropriate officers of the Company and the Subsidiaries, as applicable, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Other Securities and related matters;

(xii)

 the terms of the Offered Other Securities and of their issuance and sale have been duly established so as not to violate any applicable law, the organizational documents, or result in a default under or breach of any agreement or instrument binding upon the Company and the Subsidiaries, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Subsidiaries, as applicable; and

(xiii)	the Offered Other Securities have been duly executed and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor,

tthe Offered Other Securities, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company and the Subsidiaries, as applicable, enforceable against the Company and the Subsidiaries, as applicable, in accordance with their respective terms.

Our opinions set forth above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America specifically referred to herein. Insofar as the laws of Bermuda relate to our opinions above, we have relied, without any independent investigation, solely on the opinion of Appleby, counsel to the Company, filed as an exhibit to the Registration Statement. Insofar as the laws of England and Wales relate to our opinions above, we have relied, without any independent investigation, solely on the opinion of Linklaters LLP, English counsel to Invesco Holding Company Limited, filed as an exhibit to the Registration Statement.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used,

May 18, 2009

circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinions rendered by us consists of those matters set forth in paragraphs (a) and (b) above, and no opinion may be implied or inferred beyond the opinions expressly stated. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Mark F. McElreath
Mark F. McElreath, a Partner